Exhibit 99.1

NEWS RELEASE

	For additional	Thomas A. H. White
FOR IMMEDIATE RELEASE	information contact:	Senior Vice President, Investor Relations
423.294.8996

Linnea R. Olsen
Director, Investor Relations
443.259.3112

August 4, 2004		Jim Sabourin
Vice President, Corporate Communications
423.294.6043

UnumProvident Corporation Reports

Second Quarter 2004 Results

Chattanooga, TN – UnumProvident Corporation (NYSE: UNM) announced today its results for the second quarter of 2004, which were highlighted by improved operating income in its group income protection line of business, the strongest level of statutory operating income in over three years, and operating income from continuing operations before net realized investment losses which exceeded consensus estimates. The second quarter results also include the accounting impact of the close of the sale of the Company’s Canadian branch during the quarter, which was originally announced in the fourth quarter of 2003.

“We are generally pleased with our results this quarter and believe that the actions we’ve initiated over the past year to build financial strength and improve operating performance are having a favorable impact on results,” said Thomas R. Watjen, president and chief executive officer. “Particularly encouraging is the improvement in our U.S. group income protection business, which continues to be a significant factor in our Company’s overall profitability. It is clear that the steps we began taking last fall to improve the performance of this line of business are beginning to make a difference. As a result of these and other restructuring initiatives, our statutory operating earnings over the past four quarters have totaled $525 million, solid evidence of improved business fundamentals. While there is still more work ahead, I am confident that through the continued outstanding efforts of our employees we will continue to make progress toward our long-term goals.”

UnumProvident reported income from continuing operations of $75.0 million ($0.25 per diluted common share) for the second quarter of 2004, compared to $94.1 million ($0.34 per diluted common share) for the second quarter of 2003. Included in these results are net realized after tax investment losses of $55.9 million ($0.18 per diluted common share), compared to $17.3 million ($0.07 per diluted common share) in the second quarter of 2003. Excluding the net realized after tax investment losses, income from continuing operations was $130.9 million ($0.43 per diluted common share) in the second quarter of 2004, compared to $111.4 million ($0.41 per diluted common share) in the second quarter of 2003. The Company believes operating income or loss, a non-GAAP financial measure which excludes realized investment gains and losses, is a better performance measure and a better indicator of the profitability and underlying trends in the business. Realized investment gains and losses are dependent on market conditions and general economic events and are not necessarily related to decisions regarding the Company’s underlying business.

Net realized investment losses for the second quarter of 2004, which totaled $86.5 million on a before tax basis or $55.9 million on an after tax basis, include the impact from the adoption effective October 1, 2003 of the provisions of Statement of Financial Accounting Standards No. 133 Implementation Issue B36 (DIG Issue B36). Before tax net realized investment losses for the second quarter of 2004 include a net decrease in the fair value of DIG Issue B36 derivatives of $75.3 million.

With the closing on April 30, 2004 of the sale of the Company’s Canadian branch, the Company reported a net loss from discontinued operations of $67.8 million ($0.23 per diluted common share) in the second quarter of 2004, compared to income of $4.4 million ($0.02 per diluted common share) in the second quarter of 2003. The net loss from discontinued operations in the second quarter of 2004 includes after tax income, excluding the loss on the sale, of $3.1 million and an after tax loss on the sale of $70.9 million. As a part of the transaction, the Company retained a portion of the Canadian branch fixed maturity bond portfolio with a fair value as of April 30, 2004, of $732.9 million and a yield of 7.14 percent. The Company expects that these investments, which were primarily held in the Corporate segment during the second quarter, will be redeployed to its other lines of business in future quarters, enhancing the portfolio yield and net investment income for the other lines. Management believes that these assets are an important element of the economic value to the Company of this transaction. On a statutory basis of reporting, the Company recorded a gain of $250.6 million after tax on the sale of the Canadian branch.

Net income for the second quarter of 2004 totaled $7.2 million ($0.02 per diluted common share), compared to $98.5 million ($0.36 per diluted common share) in the second quarter of 2003.

Results by Segment

In the following discussions of the Company’s segment operating results, “operating revenue” excludes net realized investment gains and losses. “Operating income” or “operating loss” excludes income tax, net realized investment gains and losses, and results of discontinued operations.

The Income Protection segment reported operating income of $90.8 million in the second quarter of 2004, compared to $98.5 million in the second quarter of 2003.

Within the segment, the group income protection line reported operating income of $49.4 million in the second quarter of 2004 compared to $47.7 million in the prior year second quarter. The benefit ratio for the group income protection line improved to 89.4 percent from 90.7 percent one year ago. Paid incidence in the Company’s group long-term income protection line was lower than the second quarter of 2003 and claim recovery experience was generally higher.

Also within this segment, the recently issued individual income protection line of business reported operating income of $24.6 million in the second quarter of 2004, compared to operating income of $35.4 million in the second quarter of 2003. The lower results were primarily driven by higher operating expenses and lower net investment income. The benefit ratio in this line improved to 57.3 percent in the second quarter of 2004, compared to 62.1 percent in the second quarter of 2003, reflecting lower claim incidence trends and stable claim management results.

The long-term care line, which includes the results of both the group and individual long-term care lines, reported operating income of $12.7 million in the second quarter of 2004, compared to $10.6 million in the second quarter of 2003. Finally, the disability management services line of business reported operating income of $4.1 million in the second quarter of 2004, compared to $4.8 million in the second quarter of 2003.

Premium income for the Income Protection segment increased 3.9 percent to $1,024.5 million in the second quarter of 2004, compared to $986.0 million in the second quarter of 2003. Within this segment, premium income for the group income protection line increased 3.2 percent to $786.4 million in the second quarter of 2004 from $762.2 million in the second quarter of 2003. Premium income for the recently issued individual income protection line increased 3.7 percent to $128.9 million in the second quarter of 2004 from $124.3 million in the second quarter of 2003. Finally, premium income for the long-term care line increased 9.7 percent to $109.2 million in the second quarter of 2004 from $99.5 million in the second quarter of 2003.

New annualized sales (submitted date basis) for group long-term income protection fully insured products declined 32.1 percent to $73.3 million in the second quarter of 2004, from $107.9 million in the second quarter of 2003. New annualized sales (submitted date basis) for group short-term income protection fully insured products declined 35.2 percent to $16.9 million in the second quarter of 2004, from $26.1 million in the second quarter of 2003. New annualized sales (paid for basis) for recently issued individual income protection declined 17.0 percent to $22.9 million in the second quarter of 2004 from $27.6 million in the second quarter of 2003. The decline in sales activity is primarily due to the Company’s disciplined pricing strategy and the competitive market environment and to a lesser extent, to the adverse publicity surrounding the Company. The Company expects the lower rate of sales activity will continue as it places a higher emphasis on the profitability of its business.

Premium persistency in the Company’s U.S. group long-term income protection block was 84.9 percent for the first half of 2004, compared to 87.2 percent for full year 2003. This decline is consistent with the Company’s efforts to re-price portions of its in-force business in order to improve its profitability. Persistency in the Company’s group short-term income protection line of business was 82.5 percent for the first half of 2004 compared to 84.5 percent for full year 2003.

The Life and Accident segment reported operating income of $58.6 million in the second quarter of 2004, compared to $63.1 million in the second quarter of 2003. The decline relative to the year ago quarter was driven by lower earnings in both the voluntary lines of business and accidental death and dismemberment (AD&D). Earnings in the group life line of business were generally flat relative to the year ago quarter.

Premium income in this segment increased 2.2 percent to $496.2 million in the second quarter of 2004, compared to $485.5 million in the second quarter of 2003. New annualized sales (submitted date basis) in the group life line totaled $67.8 million in the second quarter of 2004, compared to $74.9 million in the second quarter of 2003. New annualized sales in the AD&D line of business totaled $3.6 million in the second quarter of 2004, compared to $5.3 million in the year ago quarter. New annualized sales in the brokerage voluntary life and other lines totaled $13.5 million in the second quarter of 2004 compared to $14.3 million in the second quarter of 2003.

Premium persistency in the Company’s U.S. group life line of business was 84.1 percent for the first half of 2004 compared to 83.2 percent for full year 2003.

The Colonial segment reported operating income of $39.4 million in the second quarter of 2004, compared to $35.4 million in the second quarter of 2003. The benefit ratio for this segment improved to 55.2 percent in the second quarter of 2004 compared to 56.8 percent in the second quarter of 2003, reflecting the completion in 2003 of the exit of the under-performing group long-term income protection block within Colonial’s operations. Premium income for this segment increased 7.2 percent to $184.0 million in the second quarter of 2004, compared to $171.7 million in the second quarter of 2003. New annualized sales in this segment declined 3.7 percent to $63.2 million in the second quarter of 2004, from $65.6 million in the second quarter of 2003.

The Individual Income Protection – Closed Block segment reported operating income of $30.0 million in the second quarter of 2004 compared to $5.3 million in the second quarter of 2003. The improved results were primarily driven by the elimination of the amortization of the value of business acquired and deferred acquisition costs as of January 1, 2004, and lower expenses. Incidence trends remained relatively flat with the levels experienced in 2003 while recovery trends improved relative to the second quarter of 2003. Premium income for this segment declined 4.3 percent to $249.2 million from $260.4 million in the second quarter of 2003.

The Other segment, which includes results from products no longer actively marketed, reported operating income of $10.5 million in the second quarter of 2004, compared to income of $6.8 million in the second quarter of 2003.

The Corporate segment, which includes investment earnings on corporate assets not specifically allocated to a line of business, corporate interest expense, and certain other corporate expenses, reported a loss of $30.7 million in the second quarter of 2004, compared to a loss of $45.2 million in the second quarter of 2003. Included in the results for the second quarter of 2004 is a $9.4 million curtailment gain related to changes in the Company’s retiree medical plan. The Company expects that net investment income in the Corporate segment will decline during the remainder of the year relative to the second quarter of 2004 as the assets retained from the sale of the Canadian branch and held in this segment are redeployed to other operating segments, thereby benefiting the net investment income and portfolio yields for these other operating segments.

In May 2003, the Company issued a total of 52,877,000 shares of common stock and 23,000,000 8.25% adjustable conversion-rate equity security units in a public offering. As a result, the weighted average number of shares used to calculate the per diluted common share results increased from 273,773,623 for the second quarter of 2003 to 301,478,204 for the second quarter of 2004.

In May 2004, the Company issued 12,000,000 8.25% adjustable conversion-rate equity security units in a private offering for $300.0 million. The purchase contract element of these adjustable conversion-rate equity security units contributes to the number of weighted average common shares, assuming dilution, when the average market price of the Company’s common stock is above the threshold appreciation price of $16.95 per share. Because the average market price of the Company’s common stock during the period the units were outstanding was below this price, the shares issuable were excluded from the computation of per diluted common share results for the second quarter of 2004.

Book value per common share at June 30, 2004 was $21.01, compared to $26.08 at June 30, 2003.

UnumProvident Corporation senior management will host a conference call on Thursday, August 5 at 9:00 a.m. (eastern) to discuss the results of operations for the second quarter and may include forward-looking information, such as guidance on future results or trends in operations, as well as other material information. The dial-in number is (719) 457-2681. Alternatively, a live webcast of the call will be available at www.unumprovident.com in a listen-only mode. About fifteen minutes prior to the start of the call, you should access the “Investor and Shareholder Information” section of our website. A replay of the call will be available by telephone and on our website through Wednesday, August 11.

UnumProvident is the largest provider of group and individual disability income protection insurance in the United States and United Kingdom. Through its subsidiaries, UnumProvident insures more than 25 million people and provided $5.7 billion in total benefits to customers in 2003. With primary offices in Chattanooga, Tennessee, and Portland, Maine, the Company employs more than 13,000 people worldwide. For more information, visit www.unumprovident.com.

A “safe harbor” is provided for “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Statements in this press release, which are not historical facts, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include such general matters as general economic or business conditions; events or consequences relating to terrorism and acts of war; competitive factors, including pricing pressures; legislative, regulatory, or tax changes; and the interest rate environment. More specifically, they include fluctuations in insurance reserve liabilities, projected new sales and renewals, persistency rates, incidence and recovery rates, pricing and underwriting projections and experience, retained risks in reinsurance operations, availability and cost of reinsurance, level and results of litigation, rating agency actions, regulatory actions, negative media attention, the level of pension benefit costs and funding, investment results, including credit deterioration of investments, and effectiveness of product and customer support. For further information of risks and uncertainties that could affect actual results, see the sections entitled “Cautionary Statement

Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2003 and subsequently filed Form 10-Qs. The forward-looking statements are being made as of the date of this press release and the Company expressly disclaims any obligation to update any forward-looking statement contained herein.

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DIGEST OF EARNINGS

(Unaudited)

UnumProvident Corporation (UNM:NYSE)

and Subsidiaries

($ in millions, except share data)

	Three Months Ended June 30		Six Months Ended June 30
	2004	2003	2004	2003
Operating Revenue by Segment	$2,595.8	$2,555.7	$5,194.1	$5,035.6
Net Realized Investment Loss	(86.5)	(26.5)	(61.1)	(111.6)

Total Revenue	$2,509.3	$2,529.2	$5,133.0	$4,924.0

Operating Income (Loss) by Segment	$198.6	$163.9	$(597.0)	$(140.5)
Net Realized Investment Loss	(86.5)	(26.5)	(61.1)	(111.6)
Income Tax (Benefit)	37.1	43.3	(163.8)	(97.2)

Income (Loss) from Continuing Operations	75.0	94.1	(494.3)	(154.9)
Income (Loss) from Discontinued Operations, Net of Tax	(67.8)	4.4	(60.8)	7.0

Net Income (Loss)	$7.2	$98.5	$(555.1)	$(147.9)

PER SHARE INFORMATION
Assuming Dilution:
Income (Loss) from Continuing Operations	$0.25	$0.34	$(1.67)	$(0.60)
Income (Loss) from Discontinued Operations, Net of Tax	(0.23)	0.02	(0.21)	0.02

Net Income (Loss)	$0.02	$0.36	$(1.88)	$(0.58)

Basic:
Income (Loss) from Continuing Operations	$0.25	$0.35	$(1.67)	$(0.60)
Income (Loss) from Discontinued Operations, Net of Tax	(0.23)	0.01	(0.21)	0.02

Net Income (Loss)	$0.02	$0.36	$(1.88)	$(0.58)

Weighted Average Common Shares—Basic (000s)	295,161.3	272,564.1	295,092.3	257,184.7
Weighted Average Common Shares—Assuming Dilution (000s)	301,478.2	273,773.6	295,092.3	257,184.7